SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934
                     (Amendment No.___)

Filed by the Registrant   X
                         ---

Filed by a Party other than the Registrant ___

Check the appropriate box:

___  Preliminary Proxy Statement

___ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

 X   Definitive Proxy Statement
___

___  Definitive Additional Materials

___  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12

                  MOSINEE PAPER CORPORATION
      (Name of Registrant as Specified In Its Charter)

                       NOT APPLICABLE
         (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

 X   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
___  14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.

___  $500 per each party to the controversy pursuant to Exchange
     Act Rule 14a-6(i)(3).

___  Fee computed on table below per Exchange Act Rules
     14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

___  Fee paid previously with preliminary materials.

___ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identity the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid: ___________________________

     (2)  Form, Schedule or Registration Statement No:
          ___________

     (3)  Filing Party: ___________________________

     (4)  Date Filed: _____________________________

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                               _______________

To Our Shareholders:

     The annual meeting of shareholders of Mosinee Paper
Corporation will be held at the Westwood Conference Room, Westwood Center, Wausau Insurance Companies, 1800 West Bridge Street,
Wausau, Wisconsin, on Thursday, April 18, 1996, at 11:00 a.m., for the following purposes:

     1. To elect two Class I directors for terms which will expire at the annual meeting of shareholders to be held in 1999;

     2.   To approve the appointment of Wipfli Ullrich Bertelson
          CPAs as independent auditors for the year ending
          December 31, 1996; and

     3. To transact such other business as may properly come before the meeting.

     PLEASE PROMPTLY VOTE, SIGN, DATE AND RETURN THE ENCLOSED
     PROXY IN THE ENCLOSED ENVELOPE.

     DATED:  March 19, 1996.

                                    MOSINEE PAPER CORPORATION


                                    Gary P. Peterson
                                    Secretary

                   ____________________________

A RETURN ENVELOPE REQUIRING NO POSTAGE IF MAILED IN THE UNITED
STATES IS ENCLOSED FOR YOUR CONVENIENCE IN SUBMITTING YOUR PROXY.

MOSINEE PAPER CORPORATION                         MARCH 19, 1996
1244 KRONENWETTER DRIVE
MOSINEE, WISCONSIN  54455


                         PROXY STATEMENT
                               FOR
                  ANNUAL MEETING OF SHAREHOLDERS
                    TO BE HELD APRIL 18, 1996



                     SOLICITATION OF PROXIES

     The enclosed proxy is solicited by the Board of Directors of Mosinee Paper Corporation (the "Company") for use at the annual meeting of shareholders to be held on April 18, 1996, and at any adjournment thereof (the "Annual Meeting") for the purposes set forth in the foregoing notice.

     Officers, directors and employees of the Company may solicit proxies by telephone, telegraph, facsimile, electronic mail or in person in addition to solicitation by mail. None of these persons will receive additional compensation. Expenses incurred in connection with the solicitation of proxies, including the reasonable expenses of brokers, fiduciaries and other nominees in forwarding proxy material, will be borne by the Company.


                        VOTING OF PROXIES

     Each holder of the Company's common stock is entitled to one vote in person or by proxy for each share held of record on all matters to be voted upon at the Annual Meeting. Only shareholders of record on February 29, 1996 are entitled to notice of and to vote at the Annual Meeting.

       With respect to the election of directors, shareholders may vote in favor of the nominees specified on the accompanying form of proxy or may withhold their vote. Votes that are withheld will be excluded entirely from the voting for directors and will have no effect. The nominees receiving the largest number of votes will be elected as directors of the Company.

     On all matters other than the election of directors, shareholders may vote in favor of a proposal, against a proposal or abstain from voting. Abstentions on any matter presented to the Annual Meeting will be treated as shares that are present and entitled to vote for purposes of determining whether a quorum is present, but such abstentions shall be treated as unvoted for purposes of determining whether the matter has been approved by the shareholders. If the votes cast in favor of a proposal (other than the election of directors) exceed the votes cast against the proposal, the matter will be approved by the shareholders.

     Brokers who hold shares of the Company's common stock in street name for customers may have discretionary authority to vote on certain matters when they have not received instructions from beneficial owners, but may not have authority to vote the shares on other matters. As to matters for which the broker cannot vote shares held in street name, the shares will be recorded as a "broker non-vote." Shares reported as broker non-votes will not be considered present and entitled to vote with respect to the matter and will not be counted for purposes of determining whether a quorum is present.

     A shareholder who executes a proxy may revoke it at any time before it is voted by giving written notice to the Secretary of the Company or oral notice to the presiding officer at the Annual
Meeting.

     The persons named in the accompanying form of proxy, as members of the Proxy Committee of the Board of Directors, will vote the shares subject to each proxy. The proxy in the accompanying form will be voted as specified by each shareholder, but if no specification is made, each proxy will be voted:

     (1) TO ELECT Messrs. Richard L. Radt and Walter Alexander to terms of office as Class I directors which will expire at the annual meeting of shareholders to be held in 1999 (see "Election of Directors");

     (2)   TO APPROVE the appointment of Wipfli Ullrich Bertelson
           CPAs as the Company's independent auditors for the year ending December 31, 1996 (see "Approval of Independent
           Auditors"); and

     (3) IN THE BEST JUDGMENT of those named as proxies on the enclosed form of proxy on any other matters to properly come before the Annual Meeting (see summary of Company bylaw requirements under "Shareholder Proposals" and accompanying form of proxy).


                      ELECTION OF DIRECTORS

     The Company's restated articles of incorporation, as amended, provide that the number of directors shall be determined by the Board of Directors pursuant to the bylaws, but that there shall be not less than three nor more than ten directors, divided into three classes to be as nearly equal in size as possible. Except in cases of the appointment of a director by the Board to fill a vacancy resulting from the creation of a new directorship, one class of directors is to be elected each year to serve a three-year term. The Board has fixed the number of directors at six, consisting of two Class I, Class II and Class III directors, respectively.

     At the Annual Meeting, Messrs Richard L. Radt and Walter Alexander will be candidates for reelection to the Board of Directors. Each of the nominees has consented to serve if elected, but in case one or both of the nominees is not a candidate at the Annual Meeting it is the intention of the Proxy Committee to vote for such substitute or substitutes as may be designated by the Board.

     The following information is furnished with respect to the nominees and all other directors:

                                     CLASS
         NAME, AGE,                 AND YEAR
   PRINCIPAL OCCUPATION             IN WHICH       YEAR FIRST
     OR EMPLOYMENT AND              TERM WILL       BECAME A
    OTHER AFFILIATIONS               EXPIRE         DIRECTOR
NOMINEES FOR A THREE-YEAR TERM

Richard L. Radt, 64,                 Class I          1988
  Vice Chairman of the Board;        1999
  previously, President and
  Chief Executive Officer of
  the Company

Walter Alexander, 61,                Class I          1987
  President of Alexander             1999
  Lumber Co.; also a director
  of Old Second Bancorp, Inc.

CONTINUING DIRECTORS

Richard G. Jacobus, 66,              Class II         1985
  President, Mayfair                 1997
  Consultants, Inc. (personal
  investment management);
  formerly, President and
  Chief Executive Officer,
  Johnson International, Inc.

Daniel R. Olvey, 47,                 Class II         1993
  President and Chief Executive      1997
  Officer; Mr. Olvey has served
  in several executive
  capacities of increasing
  responsibility with the
  Company since 1989

San W. Orr, Jr., 54,                 Class III        1972
  Chairman of the Board;             1998
  Attorney, Estates of A. P.
  Woodson & Family; also
  Chairman of the Board of
  Wausau Paper Mills Company
  and a director of Marshall &
  Ilsley Corporation and MDU
  Resources Group, Inc.

Harry R. Baker, 62                   Class III        1995
  President and Chief Executive      1998
  Officer, Marathon Electric Mfg.
  Corp.; also a director of
  Wausau Paper Mills Company

        COMMITTEES AND COMPENSATION OF BOARD OF DIRECTORS

COMMITTEES AND MEETINGS

     The Board of Directors annually establishes Audit, Nominating and Executive Compensation & Bonus Committees.

     During 1995, Messrs. Jacobus, Baker and Alexander served as members of the Audit Committee. The Audit Committee held three meetings during 1995 to review the audit of the previous fiscal year, the scope of the current year's audit engagement, the range of audit fees and the nature of consulting fees.

     The Nominating Committee consists of Messrs. Orr, Alexander and Radt. The Nominating Committee met once in 1995 to consider and recommend to the Board of Directors nominees for election as directors. Inquiries concerning nominations with pertinent background information should be directed to the Chairman of the Nominating Committee in care of the Company. Pursuant to the Company's bylaws, shareholders entitled to vote at the annual meeting of shareholders to be held in 1997 may make nominations from the floor only if proper notice of the proposed nomination has been provided to the Secretary of the Company not earlier than January 18, 1997 and not later than February 17, 1997. The precise requirements, including the information required to be provided in the notice and the procedures for notice in the event the date of the annual meeting is changed, are set forth in the Company's bylaws which may be obtained from the Secretary of the Company.

     Messrs. Orr, Jacobus and Baker served as members of the Executive Compensation & Bonus Committee during 1995. The Committee met three times during 1995 to review and establish executive compensation. The Committee is responsible for the establishment and implementation of executive bonus programs. See subcaption "Committees' Report on Executive Compensation Policies," page 8.

     During 1995, the Board of Directors met seven times, including its annual organizational meeting. All of the directors of the Company attended at least 75% of the aggregate number of meetings of the Board and meetings of committees of the Board on which they served.

DIRECTOR COMPENSATION

     Directors received a base annual fee of $12,000 and $1,000 for each meeting of the Board attended in 1995. No additional compensation is paid to directors for service on committees. Directors are reimbursed for normal and customary travel expenses relating to meetings of the Board of Directors and Company business.

     Under the Company's Deferred Compensation Plan for Directors, directors may elect each year to defer fees otherwise payable in cash during the year. Amounts deferred become payable in a lump sum after the director's termination of service as a director or, if the director elects with the approval of the Company, in quarterly installments over a period not in excess of 10 years. Payments are made in a lump sum in the event a director's service terminates as the result of a change of control of the Company, as defined by the plan. During the period of deferral, a director may elect that the deferred fees be credited with interest at the prime rate in effect as of each calendar quarter at The Chase Manhattan Bank of New York or that the deferred fees be converted into stock equivalent units. If stock equivalent units are elected, the director's account under the plan is credited with
(1) common stock equivalent units which are determined by dividing the amount deferred by the fair market value of the Company's common stock on the date of deferral and (2) common stock equivalent units representing the fair market value of additional common stock equal in amount to the cash dividends which would have been paid on previously accumulated stock equivalent units had they been actual shares of common stock. Upon distribution, stock units are converted to cash based upon the fair market value of the Company's common stock at the time of distribution. During 1995, all directors other than Mr. Radt deferred the directors' fees otherwise payable to them.

     The Company maintains a supplemental retirement benefit plan under which Mr. Orr is entitled to receive a monthly retirement benefit in an amount equal to 50% of his highest five-year average monthly compensation beginning on the last to occur of his termination of employment or attainment of age 60. Upon Mr. Orr's death, his surviving spouse will be entitled to receive 50% of the monthly benefit otherwise payable to Mr. Orr. The plan is unfunded and provides for the accelerated payment of the present value of benefits in a lump sum in the event of a change of control of the Company, as defined in the plan.


               BENEFICIAL OWNERSHIP OF COMMON STOCK

     As of the close of business on February 29, 1996, the record date, the Company had 8,027,740 shares of common stock outstanding (including 165,000 shares subject to options exercisable within 60 days).

     The following table sets forth, based on statements filed with the Securities and Exchange Commission, the amount of common stock of the Company which is known by the Company to be beneficially owned as of December 31, 1995 by each person then known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's common stock.

                                 Common Stock          Percent
Name and Address                 Beneficially Owned    of Class
Wilmington Trust Company            796,209(1)          9.92%
Rodney Square North
1100 N. Market Street
Wilmington, DE  19890-0001

David L. Babson & Co., Inc.         635,200             7.91%
One Memorial Drive
Cambridge, MA  02142-1300

     (1) Includes 793,244 shares, representing 9.88% of the Company's common stock, which are held in several trusts for the benefit of the descendants of A.P. Woodson and family.

     The following table sets forth, based on statements filed with the Securities and Exchange Commission or otherwise made to the Company, the amount of common stock of the Company which is beneficially owned as of the record date by each of the directors, each nominee for election as a director at the Annual Meeting and each of the executive officers of the Company named in the summary compensation table on page 7 and all directors and executive officers as a group.

                               Shares of
                             Common Stock
                          Beneficially Owned      Percent of Class
Walter Alexander               5,500                    *
Richard G. Jacobus             5,500                    *
San W. Orr, Jr.              121,680(1)               1.52%
Richard L. Radt                3,400 dagger             *
Harry R. Baker                 1,100                    *
Daniel R. Olvey               86,100(2)               1.07%
Gary P. Peterson              26,720(3)                 *
Stuart R. Carlson             26,665 dagger(3)          *

All directors and
executive officers
as a group (8 persons)       276,665 dagger(1)(4)     3.45%

     *       Less than 1%
     dagger  Includes shares held by spouse and/or children.
     (1) Includes 89,129 shares which are held in several trusts for the benefit of the descendants of A.P. Woodson and family of which Mr. Orr is a co-trustee with shared voting and investment power.
     (2) Includes 85,000 shares subject to options exercisable within 60 days.
     (3) Includes 26,500 shares subject to options exercisable within 60 days.
     (4) Includes 138,000 shares subject to options described in footnotes (2) and (3).

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers and persons who own more than 10% of the Company's common stock ("reporting persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Reporting persons are also required by SEC regulations to furnish the Company with copies of all section 16(a) forms filed by them with the SEC. Based solely on its review of the copies of the section 16(a) forms received by it or upon written representations from certain of these reporting persons in lieu of such forms as to compliance with the section 16(a) regulations, the Company is of the opinion that during the 1995 fiscal year, all filing requirements applicable under section 16 to the reporting persons were satisfied.

                  EXECUTIVE OFFICER COMPENSATION

SUMMARY COMPENSATION TABLE

     The table below sets forth compensation awarded, earned or paid by the Company and its subsidiaries for services in all capacities during each of the three years ended December 31, 1995, 1994 and 1993, to the Company's Chief Executive Officer ("CEO") during the 1995 fiscal year and each executive officer of the Company, other than the CEO, as of December 31, 1995, whose total annual salary and bonus compensation for the most recent fiscal year exceeded $100,000.

                    Summary Compensation Table
                                                                  Long-Term
                                                                  Compensa-
                                                                  tion Awards

                                                        Other     Securities
Name and                                                Annual    Underlying    All Other
Principal                                               Compen-   Options/      Compen-
Position                Year     Salary(1)    Bonus     sation    SARs (#)      sation
Richard L. Radt;        1995     $157,200    $      0    $0           0         $31,162(2)
Vice Chairman           1994     $157,200    $      0    $0           0         $30,800
                        1993     $222,304    $ 51,101    $0           0         $24,052

Daniel R. Olvey;        1995     $258,439    $229,197    $0       30,000(3)     $31,162(2)
President and CEO       1994     $229,689    $ 52,574    $0       13,750(3)     $30,800
                        1993     $177,185    $ 79,678    $0       41,250(3)     $16,052

Gary P. Peterson;       1995     $151,720    $138,244    $0       10,000(3)     $13,162(4)
Senior Vice             1994     $142,730    $ 55,152    $0           0         $10,800
President, Finance,     1993     $128,041    $ 69,012    $0       16,500(3)     $11,863
Secretary and
Treasurer

Stuart R. Carlson;      1995     $149,650    $125,281    $0       10,000(3)     $13,162(4)
Senior Vice             1994     $139,975    $ 49,571    $0           0         $10,800
President,              1993     $118,407    $ 64,174    $0       16,500(3)     $10,093
Administration

     (1) Includes compensation deferred by participants under the Mosinee Thrift Plan (401(k)). See note (2).
     (2) Includes 401(k) contribution of $13,162 and directors' fees of $18,000. Mr. Olvey's fees were deferred under the Deferred Compensation Plan for Directors described under the caption "Committees and Compensation of the Board of Directors".
     (3)   Stock options
     (4)   Company contributions under the 401(k) plan.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

     The Company maintains stock option plans and a stock appreciation rights plan. The following table presents certain information with respect to grants of stock options during fiscal

1995 to executive officers named in the summary compensation table. No stock appreciation rights were granted in 1995 to executive officers.

                           Option/SAR Grants in Last Fiscal Year
                                                                             Alternative
                                   Individual Grants                         Grant Date
                                                                             Value
----------------------------------------------------------------------------------------
               Number of      % of Total
               Securities     Options/SARs
               Underlying     Granted to       Exercise or                   Grant Date
               Options/SARs   Employees in     Base Price      Expiration    Present
Name           Grant (#)      Fiscal Year      ($/Sh)          Date          Value $(1)
----------------------------------------------------------------------------------------
Mr. Olvey      30,000*            39%          $24.50          10/19/15      $356,700
Mr. Peterson   10,000*            13%          $24.50          10/19/15      $118,900
Mr. Carlson    10,000*            13%          $24.50          10/19/15      $118,900

      *Options.

     (1) The estimated grant date present value reflected in the above table is determined using the Black-Scholes pricing model. The material assumptions and adjustments incorporated into the Black-Scholes model in estimating the value of the options reflected in the above table include: (a) the exercise price on the options granted were equal to the market value of the underlying stock on the date of grant, (b) an option term of 14 years to reflect the expected life of the option, (c) an interest rate of 6.57% that represents the interest rate on long-term U.S. Treasury securities with a maturity date corresponding to the option term,
           (d) volatility of 27.19%, calculated using monthly stock prices for the three-year period prior to the date of grant, (e) dividend yield of 1.41% based on the average dividend yield over the preceding three years and (f) a vesting discount based on six-month cliff vesting (with a 3% annual discount applied to any unvested portion of a grant to incorporate risk of forfeiture). The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of the Company's common stock over the exercise price on the date the option is exercised. There is no assurance that the market price of the common stock will increase as assumed for purposes of this pricing model and no projections as to the actual future value of the Company's common stock are intended or made. See subcaption "Stock Based Compensation" on page 13.

     The following table sets forth information regarding the exercise of stock options or stock appreciation rights ("SARs") in fiscal 1995 by each of the executive officers named in the summary compensation table and the December 31, 1995 value of unexercised stock options or SARs held by such officers.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

--------------------------------------------------------------------------------------------------
                                         Number of Shares
                                         Underlying                   Value of Unexercised In-the-
                Shares Ac-               Unexercised Options/SARs     Money Options/SARs at FY-
                quired On     Value      at FY-End(#)                 End($)(2)
                Exercise      Realized
Name            (#)(1)        ($)(1)     Exercisable/Unexercisable    Exercisable/Unexercisable
--------------------------------------------------------------------------------------------------
Mr. Radt         N/A          N/A        150,700 dagger    0          $2,777,201 dagger  N/A

Mr. Olvey        N/A          N/A         13,750*        30,000*(3)   $    0(4)         $31,875*
                                          13,750*                     $    0(4)
                                          13,750*                     $    0(4)
                                           4,950*                     $    0(4)
                                           8,800*                     $    0(4)
                                          27,500 dagger               $  112,632 dagger
                                          11,000 dagger               $   16,508 dagger
                                          16,500 dagger               $  160,458 dagger

Mr. Peterson     N/A          N/A          5,500*        10,000*(3)   $    0(4)         $10,625*
                                           5,500*                     $    0(4)
                                           5,500*                     $    0(4)
                                          16,500 dagger               $   23,474 dagger

Mr. Carlson      N/A          N/A          5,500*        10,000*(3)   $    0(4)         $10,625*
                                           5,500*                     $    0(4)
                                           5,500*                     $    0(4)
                                          16,500 dagger               $   26,124 dagger

     *       Options.
     dagger  SARs exercisable only for cash.
     (1)     Not applicable; no options or SARs were exercised in 1995.
     (2) Includes the value of hypothetical shares credited to grantee under provisions of SARs which assume cash dividends are paid on underlying shares and invested in Company common stock; based on $25.5625 value at December 31, 1995.
     (3)     Options which become exercisable on April 19, 1996.
     (4) Exercise price exceeded fair market value of stock at December 31, 1995.

PENSION PLAN BENEFITS

     MOSINEE RETIREMENT PLAN

     The following table reflects illustrative estimated single life normal retirement benefits payable at age 65 by the Retirement Plan on an annual basis to participants in selected remuneration and years of service classifications. In estimating the annual benefit, it is assumed that covered compensation and the factor for Social Security benefits for years after 1995 will continue at the same level as 1995. The benefit amounts listed in the table are based on five-year average compensation paid to a participant and are not subject to any deduction for Social Security benefits or other offset amounts. Benefits are limited by Internal Revenue Service rules which specify the maximum compensation which can be used to determine benefits. At
December 31, 1995, the credited years of service and the approximate average remuneration covered by the Retirement Plan for the persons named in the summary compensation table were:
Messrs. Radt, 8 years, $235,840; Olvey, 6 years, $177,000; Peterson, 4 years, $166,100; and Carlson, 5 years, $140,200.

     Final Average             Years of Service
     Earnings          15        20        25       30*
     ----------------------------------------------------
     $125,000.......$18,450   $24,600   $30,750   $36,900
     $150,000.......$22,200   $29,600   $37,000   $44,400
     $175,000.......$25,950   $34,600   $43,250   $51,900
     $200,000.......$29,700   $39,600   $49,500   $59,400
     $225,000.......$33,450   $44,600   $55,700   $66,900
     $250,000.......$37,200   $49,600   $62,000   $74,400
     $275,000.......$40,950   $54,600   $68,250   $81,900
     $300,000.......$44,700   $59,600   $74,500   $89,400

     *Maximum number of years credited for benefit accrual purposes.

     SUPPLEMENTAL RETIREMENT PLANS

     The Company maintains a supplemental retirement plan for the President and Vice Presidents and certain officers of the Company's subsidiaries and divisions. The plan provides that each participant who attains age 55 and completes 10 years of service as an executive officer of the Company is entitled to receive 50% of his highest five-year average salary and bonus reduced by any benefits under the Retirement Plan. Reduced benefits are available for retirement prior to age 62. The plan also provides for benefits to the surviving spouse in an amount equal to 50% of the benefit which would have been payable to the executive officer and for certain reduced surviving spouse benefits if the executive officer dies or becomes disabled prior to becoming eligible for a benefit. Accrued benefits will be paid in a lump sum in the event of a change of control of the Company, as defined in the plan. Based on average covered compensation as of December 31, 1995, the following annual benefits would be payable from the plan upon retirement at age 62: Messrs. Olvey, $103,896; Peterson, $66,060; and Carlson, $67,500. As of December 31, 1995, no current executive officer of the Company had acquired a vested right to an early or normal retirement benefit.

     The Company maintains a Supplemental Retirement Benefit Agreement under which Mr. Radt is entitled to receive a lump sum supplemental retirement benefit plus interest credited at a rate, adjusted quarterly, equal to the prime rate as published in The Wall Street Journal. As of December 31, 1995, the accrued value of this benefit, including interest, was $156,797. The supplemental benefit is payable on Mr. Radt's termination of employment and will continue to be credited with interest until the date of payment. In the event of Mr. Radt's death prior to payment of the supplemental benefit, the supplemental benefit will be paid to Mr. Radt's beneficiary.

COMMITTEES' REPORT ON EXECUTIVE COMPENSATION POLICIES

     Compensation policies are established by the Executive Compensation & Bonus Committee of the Board of Directors (the "Compensation Committee") which establishes and reviews base salaries of executive officers other than the Chairman of the Board and is also responsible for the establishment and implementation of executive bonus and incentive programs. The salary of Mr. Orr, the Chairman of the Board of the Company, is approved by the Board of Directors as a whole.

     The Company's compensation program for executive officers may include various grants under the Company's stock option and stock appreciation rights ("SAR") plans. The Company's SAR and 1994 stock option plans are administered by separate committees appointed by the Board of Directors. The committees generally consider recommendations of the Compensation Committee with respect to grants, but each committee has full discretion and control over whether a grant will be made and the amount and terms of any such grant. Insofar as this report includes a description of the compensation policies relating to the SAR and 1994 stock option plans, this report is a joint report of the Compensation Committee, the SAR plan committee and the 1994 stock option plan committee.

     This report describes the policies of the committees and the Company as in effect in 1995. As circumstances change and one or more of the committees deem it appropriate, policies in effect from time to time for years after 1995 may change.

     GENERAL

     The Company's executive compensation policies are designed to attract and retain individuals who have experience in the paper industry or who otherwise have particular training or skills which will satisfy particular requirements of the Company. These policies are also intended to reward job performance which the Compensation Committee believes to be at or above the level expected of the Company's executive officers. The total compensation paid to executive officers and the retirement and other fringe benefits provided by the Company are designed to offer a level of compensation which is competitive with other paper companies or, in some cases, the operating units of larger paper companies which are comparable to the Company. Some, but not all, of the comparable companies used for purposes of compensation comparisons are included in the forty-nine companies (representing fifty stock issues) which comprise the Media General MG Industry Group 381 index of paper company stock performance under the heading "Stock Price Performance Graph." In making compensation comparisons, the Committee uses only those companies whose operations are similar to the Company or, in some cases, have operating units similar to the Company. Given the disparity in size between companies which operate in the paper industry and the difficulty in determining the precise duties of executive officers of other companies, it is difficult to draw exact comparisons with the compensation policies of other companies and the determination of appropriate compensation levels by the Compensation Committee is, therefore, subjective.

     The Company's overall compensation policy is designed so that a significant portion of each executive officer's compensation package is directly tied to the performance of the Company through a combination of annual incentive bonuses which are based on the Company's financial performance during each fiscal year and stock based incentive programs which reflect the performance of the Company's common stock. The value of the stock based incentive awards to executive officers increases or decreases in value as the price of the Company's common stock increases or decreases on The Nasdaq Stock Market.

     The Company may not deduct compensation paid to the CEO and each of the four most highly paid executive officers named in the summary compensation table who are officers on the last day of the year to the extent the compensation paid to the individual officer exceeds $1 million. This limitation is subject to certain exceptions for compensation paid pursuant to performance based plans and amounts received through the exercise of stock options and SARs provided certain requirements are met. Amounts receivable by Company officers under stock options or SARs granted before February 18, 1993 are not subject to this limit. The Company does not expect any compensation paid in 1996 will exceed the deductible limit. The Compensation Committee continues to review this limit and its application to the Company's compensation policies.

     BASE SALARIES AND BENEFITS

     The Compensation Committee considers a general survey of paper industry compensation prepared by an independent compensation and benefit consultant to assist it in determining an appropriate and comparable level of base salary and benefits for executive officers. Annual increases in base salary are determined by the overall objective of maintaining competitive salary levels, more general factors, such as the rate of inflation, and individual job performance. Individual job performance, including satisfaction of individual performance objectives and goals and the accomplishment of specified programs in appropriate cases, is the most important factor considered by the Compensation Committee in determining appropriate increases in base salary.

     In the case of executive officers other than the Chairman and Vice Chairman of the Board and the CEO, the assessment of an individual's job performance is based on annual performance evaluations conducted by the CEO. The CEO's base salary is determined by the Compensation Committee on the same basis as that of the Company's other executive officers, except that it is the Compensation Committee which may annually establish performance criteria for the CEO and review his performance.

     INCENTIVE COMPENSATION BASED ON FINANCIAL PERFORMANCE OF THE
     COMPANY AND INDIVIDUAL PERFORMANCE

     The Company maintains incentive plans for executive officers which provide for the payment of annual cash bonuses to participants if annual Company financial and, in some cases, individual performance objectives are met. The Compensation Committee, in its sole discretion, annually establishes performance levels for the plans and may throughout the year review and adjust the performance standards and the maximum cash bonuses (as a percentage of base salary) to be paid.

     During 1995, Mr. Olvey participated in an incentive compensation plan which provided for a bonus opportunity ranging from 0% of base salary if 1995 earnings per share were at or below $1.36 to 100% if 1995 earnings per share were at least $2.09. Mr. Peterson and Mr. Carlson participated in similar plans which provided for a maximum bonus equal to 75% and 50%, respectively, of their base salary based upon the same $1.36 to $2.09 range of earnings per share. Earnings per share were adjusted for accruals on SARs, bonus expense and extraordinary items. Mr. Peterson and Mr. Carlson also participated in plans which provided for a maximum bonus of 25% of base salary upon satisfaction of individual performance objectives established at the beginning of the year by the President and CEO and Mr. Carlson participated in an incentive compensation plan based on the operating profit of the Converted Products Division which provided for a maximum bonus of 25% of Mr. Carlson's base salary.

     STOCK BASED COMPENSATION

     Executive officers participate in the Company's stock option and SAR plans at various levels. The committees which administer the plan may impose conditions or restrictions as to exercise or vesting of grants under the respective plans. None of the committees have established formal criteria by which the size of plan grants are determined, but each committee considers the amount and terms of each grant already held by an executive officer in determining the size and amount of any new grant.

     The value of stock option and SAR grants are principally related to the long-term performance of the Company's common stock and therefore provide an identity of interests between the Company's executive officers and its shareholders. However, grantees of SARs benefit from the increase in value of the underlying common stock and from the value of the hypothetical cash dividends which would be paid with respect to a share of stock to which the grant relates. Therefore, executive officers who exercise SARs will benefit from such grants regardless of an increase in the price of the Company's common stock, but such value will be enhanced by increases in the price of the Company's common stock and will be of maximum value to the executive officer only if such increase in the price of the common stock occurs. It is the intention of the Company that the hypothetical dividend features of the SARs will place the executive officers in a position similar to shareholders of the Company, thereby enhancing the officers long-term incentive and increasing his identity with the shareholders. Options and SARs can be, but are not necessarily, granted on an annual basis. See tables on pages 9 and 10.

     COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Orr is Chairman of the Compensation Committee and, as Chairman of the Board of the Company, he is considered an employee of the Company. See "Committees and Compensation of the Board of Directors." Mr. Orr is also Chairman of the Board of Marathon

Electric Mfg. Corp. and Mr. Baker, who is President and CEO of
Marathon Electric, serves on the committees named below.

     Executive Compensation    1988 SAR and 1994 Executive Stock
     & Bonus Committee                   Option Committees
     ----------------------    ---------------------------------
     San W. Orr, Jr.                  Richard G. Jacobus
     Richard G. Jacobus               Harry R. Baker
     Harry R. Baker                   Walter Alexander

                  STOCK PRICE PERFORMANCE GRAPH

     The following graph and table compare the yearly percentage change in the cumulative total shareholder return on the Company's common stock for the five year period beginning December 31, 1990 with two indices published by Media General Financial Services. The Media General Nasdaq Market Index indicates the performance of all stocks which have been traded on the Nasdaq National Market System during the entire five year period. The Media General MG Industry Group 381-Paper Products Index indicates the performance of fifty paper products industry stocks. The graph and table assume that the value of the investment in the Company's common stock and each index on December 31, 1990 was $100 and that all dividends were reinvested.


          [Stock Price Performance Graph Filed pursuant to Rule 204(d) of Regulation S-T]


                                               Value of Hypothetical Investment
                                                         December 31
----------------------------------------------------------------------------------------
                                      1990     1991     1992     1993     1994     1995
----------------------------------------------------------------------------------------
Mosinee Paper Corporation           $100.00  $139.90  $118.60  $146.39  $130.00  $144.39
MG Paper Industry Group 381 Index   $100.00  $125.84  $132.40  $138.33  $154.57  $192.08
MG Nasdaq Market Index              $100.00  $128.38  $129.64  $155.50  $163.26  $211.77

                 APPROVAL OF INDEPENDENT AUDITORS

     The Board of Directors will present to the Annual Meeting a resolution that the shareholders ratify the appointment of the firm of Wipfli Ullrich Bertelson CPAs as independent auditors to audit the books, records and accounts of the Company for the year ending December 31, 1996. The firm has audited the Company's books annually since 1931.

     Representatives of Wipfli Ullrich Bertelson CPAs will be present at the Annual Meeting and will have an opportunity to make a statement or respond to appropriate questions.

                      SHAREHOLDER PROPOSALS

     If any shareholder desires to submit a proposal for inclusion in the proxy statement to be used in connection with the annual meeting of shareholders to be held in 1997, the proposal must be in proper form and be received by the Company no later than November 22, 1996.

     Pursuant to the Company's bylaws, shareholders entitled to vote at the annual meeting of shareholders to be held in 1997 may bring business before the 1997 annual meeting for consideration only if proper notice of the proposed business has been provided to the Secretary of the Company not earlier than January 18, 1997 and not later than February 17, 1997. The precise requirements, including the information required to be provided in the shareholder notice and the procedures for notice in the event the date of the annual meeting is changed, are set forth in the Company's bylaws which may be obtained from the Secretary of the Company. See "Committees and Compensation of Board of Directors" regarding bylaw requirements relating to nominations from the floor at the annual meeting of shareholders to be held in 1997.


                          OTHER MATTERS

     At this date, there are no other matters the Board of Directors intends to present or has reason to believe others will present to the Annual Meeting. If other matters now unknown to the Board of Directors are properly presented at the Annual
Meeting, those named as proxies will vote in accordance with their judgment.

     DATED:  March 19, 1996.

                              BY ORDER OF THE BOARD OF DIRECTORS


                              GARY P. PETERSON,
                              Secretary

PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY.

                              PROXY
                    MOSINEE PAPER CORPORATION

   PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING
                         APRIL 18, 1996

     The undersigned, having received the Notice of Annual Meeting, Proxy Statement, and Annual Report for the year ended December 31, 1995, hereby appoint(s) San W. Orr, Jr., Daniel R. Olvey and Richard L. Radt, and each of them, with full power of substitution, proxies of the undersigned to vote all shares of the undersigned in Mosinee Paper Corporation at the Annual Meeting of Shareholders to be held on April 18, 1996 and at any adjournments thereof.

The directors recommend a vote FOR the election of each nominee, approval of the stock option and dividend equivalent plans and approval of the appointment of auditors.

1.   Election of directors:         FOR        WITHHOLD

          Richard L. Radt           [ ]           [ ]
          Walter Alexander          [ ]           [ ]

2.   Approval of 1996 Executive Stock Option Plan and Dividend
     Equivalent Plan.

          FOR     [ ]     AGAINST     [ ]     ABSTAIN     [ ]

3. Approval of appointment of Wipfli Ullrich Bertelson CPAs as independent auditors for the year ending December 31, 1996.

          FOR     [ ]     AGAINST     [ ]     ABSTAIN     [ ]

4. In their discretion, the proxies are authorized to vote upon matters not known to the Board of Directors as of the date of the accompanying proxy statement, approval of minutes of the prior annual meeting, matters incident to the conduct of the meeting and to vote for any nominee of the Board whose nomination results from the inability of an above-named nominee to serve.

UNLESS OTHERWISE SPECIFIED IN THE SQUARES PROVIDED, THE PROXIES
SHALL VOTE FOR THE ELECTION OF THE LISTED NOMINEES, APPROVAL OF
THE STOCK OPTION AND DIVIDEND EQUIVALENT PLANS AND APPROVAL OF THE APPOINTMENT OF AUDITORS.

             (Continued and to be signed on reverse side).

                   (Continued from the other side)


                              Dated _____________________, 1996.

                              __________________________________
                                          Signature


                              __________________________________
                                   Signature if held jointly

                              When signing as attorney, executor,
                              administrator, trustee or guardian,
                              please give full title.  If a
                              corporation, please sign in full
                              corporate name by president or
                              other authorized officer.  If a
                              partnership, please sign in
                              partnership name by authorized
                              person.  Please sign exactly as
                              name appears below.  When shares are
                              held by joint tenants, both should
                              sign.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING
                     THE ENCLOSED ENVELOPE.